UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 11, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2019, Inuvo Inc., or the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 13,750,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”) at an Offering price of $0.30 per share. The Company granted the Underwriter a 30-day option to purchase up to an additional 2,062,500 shares (the “Option Shares”; and together with the Firm Shares, the “Shares”) of Common Stock to cover over-allotments, if any.

The net proceeds to the Company from the Offering are expected to be approximately $3.8 million assuming no exercise of Underwriters’ over-allotment option, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, or approximately $4.4 million if the Underwriters’ over-allotment option is exercised in full. The transactions contemplated by the Underwriting Agreement are expected to close on July 15, 2019, subject to customary closing conditions. The Company intends to use the net proceeds for general working capital and investment in the IntentKeyTM technology.

The Offering is being conducted pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-220317) (the “Registration Statement”), which was initially filed with the Securities and Exchange Commission on September 1, 2017, and was declared effective on September 8, 2017, and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated July 10, 2019 (the “Prospectus Supplement”). The legal opinion and consent of Pearlman Law Group LLP addressing the validity of the Common Stock is filed as Exhibit 5.1 hereto and is incorporated into the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriter will receive discounts and commissions of six percent (6%) of the gross cash proceeds received by the Company from the sale of the Shares in the Offering, and up to $45,000 for its out of pocket expenses, which includes fees of counsel to the Underwriter, subject to compliance with FINRA Rule 5110(f)(2)(D). In addition, from closing of the Offering and until August 3, 2019, if the Company or any of its subsidiaries raises funds by means of any public offering or private placement of equity or equity-linked securities using an underwriter or placement agent, then the Underwriter shall have an irrevocable right of first refusal to participate as sole book running and/or sole placement agent with respect to any such transaction with underwriting fees or placement agent fees equivalent to at least thirty-five percent (35%) of the aggregate fees paid to the underwriter or placement agent for such transaction. The Company estimates the total expenses of this Offering, which will be payable by us, excluding the Underwriter’s discounts and commissions will be approximately $45,000.

Under the Underwriting Agreement the Company agreed not to contract to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for 90 days following the closing of the Offering. The Company’s executive officers and directors have entered into 90 day Lock-Up Agreements with the Underwriter pursuant to which they have agreed not to sell, transfer, assign or otherwise dispose of the shares of the Company’s Common Stock owned by them, subject to certain exclusions as set forth therein.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the Registration Statement and Prospectus Supplement for a complete understanding of the terms and conditions associated with the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Company’s SEC filings from time to time.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

As noted above, on July 10, 2019, the Company filed with the SEC the Prospectus Supplement. The following excerpt is from the Prospectus Supplement.

“Preliminary Second Quarter Results – The Three Months Ended June 30, 2019

We have yet to complete our normal quarterly review procedures for the three months ended June 30, 2019, and our independent registered public accounting firm has not completed its review of our results for the second quarter. Set forth below are certain preliminary estimates that we expect to report for our second quarter.  Our actual results may differ materially from these estimates due to the completion of our financing closing procedures, final adjustments and other developments that may arise between now and the time financial results for our second quarter are finalized. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, these preliminary results of operations for the three months ended June 30, 2019, are not necessarily indicative of the results to be achieved for the remainder of 2019 or any future period.

For the three months ended June 30, 2019, we expect to report revenue in the range of $13.5 to $13.7 million compared to $15.5 million and $19.0 million for the three months ended March 31, 2019 and June 30, 2018, respectively.   For the six months ended June 30, 2019, we expect to report revenue in the range of $29.0 million to $29.2 million compared to $39.5 million for the six months ended June 30, 2018. The last 14-day average daily revenue ending June 30, 2019 was approximately $170,000 per day. IntentKey revenue for the three months ended June 30, 2019 is expected to be approximately $1.8 million, up 40% over the three months ended March 31, 2019. For the six months ended June 30, 2019, revenue for our deemphasized Supply Side Platform is expected to be $1.2 million as compared to $3.7 million for the six months ended June 30, 2018. Second quarter sequential seasonal revenue decline has averaged 6% over the prior three fiscal years.

For the three months ended June 30, 2019 we expect to report gross margin of 54% compared to 57% for the three months ended March 31, 2019 and for the comparable period in 2018. The difference in year-over-year in gross margin can be attributed to the lower revenue that caused us to participate in a lower revenue share tier with our search partners.”

The information in this Current Report on Form-K under this caption is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01    OTHER EVENTS

On July 11, 2019, the Company issued a press release announcing the pricing of the Offering of Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated July 11, 2019 by and between Roth Capital Partners, LLP and Inuvo, Inc.
5.1	Opinion of Pearlman Law Group LLP.
23.1	Consent of Pearlman Law Group LLP (included in Exhibit 5.1).
99.1	Press release dated July 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: July 11, 2019	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 11, 2019 by and between Roth Capital Partners, LLP and Inuvo, Inc.
5.1	Opinion of Pearlman Law Group LLP.
23.1	Consent of Pearlman Law Group LLP (included in Exhibit 5.1).
99.1	Press release dated July 11, 2019.